BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

BioVie Inc.

Entity or Nevada Business Identification Number (NVID): E0179682013-3

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority

Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ____

Jurisdiction of formation: ____

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ____
☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: 08/12/2019 Time: 4:00pm PDT

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- [ ] The entity name has been amended.
- [ ] The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- [ ] The purpose of the entity has been amended.
- [ ] The authorized shares have been amended.
- [ ] The directors, managers or general partners have been amended.
- [ ] IRS tax language has been added.
- [ ] Articles have been added.
- [ ] Articles have been deleted.
- [x] Other.

The articles have been amended as follows: (provide article numbers, if available)

Article 3 is amended in its entirety to read as set forth in the continuation page

(attach additional page(s) if necessary)

6. Signature: (Required)

X [signature] — Chairman and CEO

Signature of Officer or Authorized Signer — Title

X [signature] — President and COO

Signature of Officer or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

ARTICLE III

(a)	Authorized Capital Stock.

The total number of shares of stock that the Corporation shall have authority to issue is

i)	810,000,000, consisting of

800,000,000 shares of Class A Common Stock, par value $0.0001 per share ("Common

ii)	Stock") and

10,000,000 shares of Preferred Stock. par value $0.001 per share ("Preferred Stock").

iv)

VOTING RIGHTS

Subject to the limitations provided by law and subject to any voting rights applicable to shares of the Preferred Stock, the Class A Common Stock shall have the sole right and power to vote on all matters on which a vote of shareholders is to be taken. In all matters, with respect to actions both by vote and by consent, each holder of shares of the Class A Common Stock shall be entitled to cast one vote in person or by proxy for each share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation.

(b)            Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Nevada Revised Statutes ("N.R.S.") (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications. limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i)	The designation of the series, which may be by distinguishing number, letter or title:

(ii)  The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)          The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)	Dates on which dividends, if any, shall be payable;

(v)	The redemption rights and price or prices, if any, for shares of the series;

(vi)	The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii)          The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii)           Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)	Restrictions on the issuance of shares of the same series or of any other class or series;

(x)	The voting rights, if any, of the holders of shares of the series.

(c)            Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

(d)                 On July 30, 2019, the Board of Directors of the Corporation, acting by unanimous written consent in accordance with Sections 78.390 and 78.315 of the General Corporation Law of the State of Nevada (“NRS”), and the holders of at least a majority of the outstanding capital stock of the Corporation acting by written consent in accordance with NRS 78.390 and NRS 78.320, duly adopted resolutions authorizing the Corporation to effect a one hundred twenty five (125) to one (1) reverse split of the Common Stock, whereby every one hundred and twenty five (125) issued and outstanding shares of the Common Stock (including each share of treasury stock), shall automatically and without any action on the part of the holder thereof be combined into one (1) fully paid and nonassessable share of Common Stock of the Corporation and to file this Amendment to the Company’s Articles of Incorporation, with any fractional shares rounded up to the nearest whole share.